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NEWS RELEASE

CONTACTS:
Media Relations	Investor Relations
Mike Martin 585-218-3669	Lisa Schnorr 585-218-3677

Constellation Brands Announcement

FAIRPORT, N.Y., May 13, 2005 - Constellation Brands, Inc. (NYSE: STZ, ASX: CBR) notes the further announcement by Allied about the consortium’s preliminary approach to Allied Domecq plc. Constellation reiterates that the consortium has made a preliminary approach to Allied Domecq, but there is no certainty that this preliminary approach will lead to an offer for Allied Domecq. The consortium also includes Brown-Forman Corporation, Lion Capital and The Blackstone Group. Any subsequent announcement by the consortium will be made when appropriate.

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